UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2007

NNN Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-130945	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K, is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In October 2006, we obtained a line of credit from Wachovia Bank, National Association, or Wachovia, in connection with our acquisition of Walker Ranch Apartments, or the Walker Ranch property. On April 12, 2007, we, through our wholly-owned subsidiary, Apartment REIT Walker Ranch, LP, entered into a secured loan, or the Loan, with Wachovia, evidenced by a promissory note, or the Promissory Note, in the principal amount of $20,000,000. We used approximately $19,344,000 of the proceeds from the Loan to payoff the line of credit in full, including accrued interest, as of April 12, 2007. We primarily used the remaining proceeds to fund lender required reserve accounts and to pay fees in connection with obtaining the Loan. We anticipate that net cash proceeds from the Loan of approximately $86,000 will be used to fund our general operations and future acquisitions. The Promissory Note is secured by a Deed of Trust, Security Agreement and Fixture Filings on the Walker Ranch property and matures on April 11, 2017. The Promissory Note may not be repaid prior to January 11, 2017. The Promissory Note bears interest at a fixed rate of 5.36% per annum and requires monthly interest only payments beginning on May 11, 2007 for the 10-year term of the Loan. The Promissory Note provides for a default interest rate of 9.36% per annum in an event of default and late charges in an amount equal to 3.0% of the amount of any overdue payments, in addition to any default interest payments. Performance under the Promissory Note has been guaranteed by NNN Apartment REIT, Inc. under an Indemnity and Guaranty Agreement in favor of Wachovia. The Loan documents contain customary representations, warranties, covenants and indemnities as well as provisions for reserves and impounds.

The material terms of the Loan are qualified in their entirety by the terms of the Promissory Note, the related Deed of Trust, Security Agreement and Fixture Filings, Indemnity and Guaranty Agreement, Assignment of Leases and Rents, Assignment of Warranties and Other Contract Rights, Environmental Indemnity Agreement and SEC Indemnity and Guaranty Agreement, attached hereto as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Promissory Note dated April 12, 2007 issued by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association

10.2 Deed of Trust, Security Agreement and Fixture Filing dated April 12, 2007 by Apartment REIT Walker Ranch, LP for the benefit of Wachovia Bank, National Association

10.3 Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association

10.4 Assignment of Leases and Rents dated April 12, 2007 by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association

10.5 Assignment of Warranties and Other Contract Rights dated April 12, 2007 by Apartment REIT Walker Ranch, LP in favor of Wachovia Bank, National Association

10.6 Environmental Indemnity Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association

10.7 SEC Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Apartment REIT, Inc.

April 17, 2007	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Promissory Note dated April 12, 2007 issued by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association
10.2	Deed of Trust, Security Agreement and Fixture Filing dated April 12, 2007 by Apartment REIT Walker Ranch, LP for the benefit of Wachovia Bank, National Association
10.3	Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association
10.4	Assignment of Leases and Rents dated April 12, 2007 by Apartment REIT Walker Ranch, LP to Wachovia Bank, National Association
10.5	Assignment of Warranties and Other Contract Rights dated April 12, 2007 by Apartment REIT Walker Ranch, LP in favor of Wachovia Bank, National Association
10.6	Environmental Indemnity Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association
10.7	SEC Indemnity and Guaranty Agreement dated April 12, 2007 by NNN Apartment REIT, Inc. in favor of Wachovia Bank, National Association